UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2012

Plains All American Pipeline, L.P.

(Exact name of registrant as specified in its charter)

DELAWARE	1-14569	76-0582150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Clay Street, Suite 1600, Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 713-646-4100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On and effective as of October 1, 2012, the General Partner of Plains All American Pipeline, L.P. (the “Partnership”) amended the Fourth Amended and Restated Agreement of Limited Partnership of the Partnership by executing Amendment No. 1 thereto (“Amendment No. 1”), to modify certain definitions related to target distribution amounts and minimum distribution amounts in connection with the Partnership’s two-for-one unit split, which was effected by a distribution on October 1, 2012 of one additional common unit for each common unit outstanding to unitholders of record as of September 17, 2012. A copy of Amendment No. 1 is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 8.01.	Other Events

On October 1, 2012, the Partnership issued a press release announcing the completion of its previously announced two-for-one split of the Partnership’s common units. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit 3.1	Amendment No. 1 to Fourth Amended and Restated Agreement of Limited Partnership of Plains All American Pipeline, L.P. dated October 1, 2012.

Exhibit 99.1	Press Release dated October 1, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS ALL AMERICAN PIPELINE, L.P.

Date: October 2, 2012	By:	PAA GP LLC, its general partner
	By:	Plains AAP, L.P., its sole member
	By:	Plains All American GP LLC, its general partner

	By:	/s/ Richard McGee
Name: Richard McGee
Title: Vice President

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Amendment No. 1 to Fourth Amended and Restated Agreement of Limited Partnership of Plains All American Pipeline, L.P. dated October 1, 2012.

99.1	Press Release dated October 1, 2012.